As filed with the Securities and Exchange Commission on November 7, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Developers Diversified Realty Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1723097 (I.R.S. Employer Identification No.)
3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott A. Wolstein, Chief Executive Officer
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Albert T. Adams, Esq.
Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 621-0200
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

			Proposed maximum		Proposed maximum
Title of each class of	Amount to be		offering price per		aggregate offering	Amount of
securities to be registered	registered		share		price	registration fee
3.50% Convertible Senior Notes due 2011	$250,000,000	(1)	100	%(2)	$250,000,000 (2)	$26,750
Common Shares, without par value	863,950	(3)	(4)		(4)	(4)

(1)	Equals the aggregate principal amount of notes being registered. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Exclusive of accrued interest, if any.

(3)	Represents the maximum number of common shares issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 18.8147 common shares for each $1,000 principal amount of notes and taking into account the net settlement feature of the notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is also registering such indeterminate number of common shares as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(4)	The common shares issuable upon conversion of the notes will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i).

PROSPECTUS
Developers Diversified Realty Corporation
$250,000,000 3.50% Convertible Senior Notes due 2011
and
Common Shares Issuable Upon
Conversion of the Notes
          This prospectus relates to the offering for resale of Developers Diversified Realty Corporation’s 3.50% Convertible Senior Notes due 2011 and our common shares issuable upon conversion of the convertible senior notes. The convertible senior notes were offered to qualified institutional buyers in reliance on Rule 144A, in transactions exempt from, or not subject to, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus will be used by selling securityholders to resell their convertible senior notes and our common shares issuable upon conversion of their convertible senior notes. We will not receive any proceeds from sales by the selling securityholders.
          The notes are convertible, at the option of the holder, into our common shares prior to the close of business on the second business day prior to the stated maturity date at any time on or after June 15, 2011 and also under any of the following circumstances:
•	during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the conversion price per common share in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•	upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights” in this prospectus; or

•	if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.
          The initial conversion rate for each $1,000 principal amount of notes is 15.3589 of our common shares. This is equivalent to an initial conversion price of $65.11 per common share. In addition, if certain change in control transactions occur and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common share cash dividend of $0.59 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments” in this prospectus.
          The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.
          There is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Our common shares are listed on the NYSE under the symbol “DDR,” and on November 6, 2006, the closing sale price of our common shares was $60.63 per share.
          Investing in the notes or our common shares involves risks. Please read carefully the section entitled “Risk Factors” beginning on Page 6.
          We impose certain restrictions on the ownership of our common shares so that we can maintain our qualification as a real estate investment trust. You should read the information under the heading “Description of Common Shares — Restrictions on Ownership” in this prospectus for a description of those restrictions.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2006

          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.
          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “DDR” mean Developers Diversified Realty Corporation and all entities owned or controlled by Developers Diversified Realty Corporation. When we refer to our “articles of incorporation” we mean Developers Diversified Realty Corporation’s Amended and Restated Articles of Incorporation.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling securityholders. Each time a selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
FORWARD-LOOKING INFORMATION
          This prospectus and any applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “plan,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and in subsequent reports that we file with the Securities and Exchange Commission (“SEC”). We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

          Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
•	We are subject to general risks affecting the real estate industry, including the need to enter into new leases or renew leases on favorable terms to generate rental revenues;

•	We could be adversely affected by changes in the local markets where our properties are located, as well as by adverse changes in national economic and market conditions;

•	We may fail to anticipate the effects of changes in consumer buying practices, including sales over the Internet and the resulting retailing practices and space needs of our tenants on our properties;

•	We are subject to competition for tenants from other owners of retail properties, and our tenants are subject to competition from other retailers and methods of distribution. We are dependent upon the successful operations and financial condition of our tenants, in particular certain of our major tenants, and could be adversely affected by the bankruptcy of those tenants;

•	We may not realize the intended benefits of an acquisition transaction. The assets may not perform as well as we anticipated or we may not successfully integrate the assets and realize the improvements in occupancy and operating results that we anticipate. The acquisition of certain assets may subject us to liabilities, including environmental liabilities;

•	We may fail to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital, or may fail to effectively integrate acquisitions of properties or portfolios of properties. In addition, we may be limited in our acquisition opportunities due to competition and other factors;

•	We may fail to dispose of properties on favorable terms. In addition, real estate investments can be illiquid and limit our ability to promptly make changes to our portfolio to respond to economic and other conditions;

•	We may abandon a development opportunity after expending resources if we determine that the development opportunity is not feasible or if we are unable to obtain all necessary zoning and other required governmental permits and authorizations;

•	We may not complete projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased debt service expense and construction costs and decreases in revenue;

•	Our financial condition may be affected by required payments of debt or related interest, the risk of default and the restrictions on our ability to incur additional debt or enter into certain transactions under our credit facilities and other documents governing our debt obligations. In addition, we may encounter difficulties in obtaining permanent financing;

•	Debt and/or equity financing necessary for us to continue to grow and operate our business may not be available or may not be available on favorable terms;

•	We are subject to complex regulations related to our status as a real estate investment trust (“REIT”) and would be adversely affected if we failed to qualify as a REIT;

•	We must make distributions to securityholders to continue to qualify as a REIT, and if we borrow funds to make distributions, those borrowings may not be available on favorable terms;

•	Partnership or joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partner or co-venturer might become bankrupt, that our

2

partner or co-venturer might at any time have different interests or goals than we do and that our partner or co-venturer may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	We may not realize anticipated returns from our real estate assets outside of the United States due to factors such as our lack of experience with the local economy, culture and laws;

•	We are subject to potential environmental liabilities;

•	We may incur losses that are uninsured or exceed policy coverage due to our liability for certain injuries to persons, property or the environment occurring on our properties;

•	We could incur additional expenses in order to comply with or respond to claims under the Americans with Disabilities Act or could otherwise be adversely affected by changes in government regulations, including changes in environmental, zoning, tax and other regulations; and

•	Changes in interest rates could adversely affect the market price for our common shares, as well as our performance and cash flow.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
          We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the shares. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s web site listed above, and you may obtain copies from the SEC at prescribed rates.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the SEC:
•	Annual Report on Form 10-K for the year ended December 31, 2005 as amended by Form 10-K/A filed on March 10, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on March 10, 2006, July 6, 2006, August 22, 2006, August 23, 2006, September 1, 2006, October 2, 2006, October 23, 2006, October 27, 2006 (under Item 5.02 only) and November 3, 2006; and

•	the description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993 and all amendments or reports filed with the SEC for the purpose of updating such description.

3

          Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents, except to the extent any information contained in or attached to such documents has been furnished but not filed with the SEC.
          To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Michelle M. Dawson, Vice President of Investor Relations, telephone number (216) 755-5500. We also maintain a web site that contains additional information about us (http://www.ddrc.com). The information on our web site is not incorporated by reference in this prospectus.
          You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

4

PROSPECTUS SUMMARY
          The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and common shares into which the notes, in certain circumstances, are convertible. As a result, you should read this entire prospectus as well as any prospectus supplement and the information incorporated herein by reference, carefully.
Developers Diversified Realty Corporation
          We are a self-administered and self-managed REIT in the business of acquiring, developing, redeveloping, owning, leasing and managing shopping centers.
          Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500. Our website is located at http://www.ddrc.com. Information on our website is not part of, or incorporated by reference into, this prospectus.

The Offering
          On August 28, 2006, we sold in a private offering $250,000,000 in aggregate principal amount of 3.50% convertible senior notes due 2011 to the initial purchasers. We entered into a registration rights agreement with the initial purchasers in which we agreed, for the benefit of the holders of the notes, to file a shelf registration statement with the SEC by November 26, 2006 with respect to resales of the notes and the common shares into which the notes, in certain circumstances, are convertible. We also agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by November 26, 2006 and to keep the shelf registration statement effective until such date as of which the notes and common shares into which the notes, in certain circumstances, are convertible have been sold pursuant to the shelf registration statement or are eligible for sale under Rule 144(k) promulgated under the Securities Act.
          This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus.
          In this portion of the summary, the terms “we,” “us” and “our” refer only to Developers Diversified Realty Corporation and not to any of our subsidiaries or entities in which we have an interest through joint ventures.

Issuer	Developers Diversified Realty Corporation.

Notes Offered	$250 million aggregate principal amount.

Ranking of Notes	The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes bear interest at a rate of 3.50% per year. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007.

Maturity	The notes will mature on August 15, 2011 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption to Preserve REIT Status	In order to preserve our status as a REIT, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date. The notes are not otherwise redeemable at our option prior to the stated maturity date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions	If we undergo certain change in control transactions, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Conversion Rights	Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after June 15, 2011 and also under any of the following circumstances:

•     during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 125% of the conversion price per common share in effect on the applicable trading day;

•     during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

• if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

• upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights” in this prospectus; or

• if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and common shares, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate	The initial conversion rate for each $1,000 principal amount of notes is 15.3589 of our common shares. This is equivalent to an initial conversion price of $65.11 per common share. In addition, if certain change in control transactions occur and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common share cash dividend of $0.59 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments” in this prospectus.

Conversion Settlement	Upon surrender of notes for conversion, we will pay, on the third trading day following the last day of the related observation period, cash and common shares, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period as described in this prospectus under “Description of Notes — Conversion Settlement.”

Restrictions on Ownership	In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our articles of incorporation provide that no person may own, or be deemed to own by virtue of certain attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 5% of our outstanding common shares, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation. See “Certain Federal Income Tax Considerations” in this prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, do not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).

Trading	There is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Our common shares are listed on the NYSE under the symbol “DDR.”

Book-Entry Form	The notes have been issued in book-entry only form and are represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry System.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the notes or the common shares into which the notes, in certain circumstances, are convertible, contemplated by this prospectus.

Capped Call Transaction	In connection with the offering of the notes, we entered into a capped call transaction with JPMorgan Chase Bank. The capped call transaction is expected to reduce the potential dilution upon conversion of the notes. We used approximately $10.3 million of the net proceeds of the offering of the notes for the cost of the capped call transaction.

In connection with hedging the capped call transaction, JPMorgan Chase Bank or its affiliates:

• entered into various derivative transactions with respect to our common shares concurrently with or shortly after the pricing of the notes; and

• may enter into or unwind various derivatives and/or purchase or sell our common shares in secondary market transactions (including during any observation period related to a conversion of notes).

These activities could have the effect of increasing or preventing a decline in the price of our common shares.

In addition, JPMorgan Chase Bank or its affiliates may unwind various derivatives and/or purchase or sell our common shares in secondary market transactions prior to the maturity of the notes (and are likely to do so during any observation period related to the conversion of the notes), which could adversely affect the price of our common shares and the notes.
For a discussion of the impact of any market or other activity by JPMorgan Chase Bank or its affiliates in connection with the capped call transaction, see “Risk Factors — The capped call transaction may affect the value of the notes and our common shares.”

Risk Factors	You should read carefully the “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and common shares into which the notes, in certain circumstances, are convertible.

RISK FACTORS
          You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the notes and common shares into which the notes, in certain circumstances, are convertible. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the notes and common shares into which the notes, under certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.
Risks Related to the Offering
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
          The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2006, Developers Diversified Realty Corporation’s total consolidated mortgage indebtedness and other secured indebtedness aggregated approximately $1,749.3 million, and we had approximately $2,326.9 million of unsecured debt outstanding. The provisions of the indenture governing the notes do not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
          The notes also are effectively subordinated to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. The provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.
We may not have the cash necessary to pay cash amounts owing upon conversions of notes or to repurchase the notes following certain change in control transactions.
          Upon the conversion of notes in accordance with their terms, we will be required to pay the lesser of the conversion value and the principal amount of such notes in cash. Holders of notes also have the right to require us to repurchase the notes for cash upon the occurrence of certain change in control transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the cash amounts owing upon conversions of notes or to make the required repurchase of notes, as the case may be, at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay cash amounts owing upon conversion of notes or to make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay cash amounts owing upon conversion of notes or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.
There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.
          There is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.
          The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common shares, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital shares. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
          The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, volatile or depressed market prices for our common shares are likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the trading price of our common shares in the future will not have an adverse effect on the trading price of the notes.
Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to them.
          Holders of notes as such are not entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but holders of notes are subject to all changes affecting our common shares. Holders of notes are entitled to the rights afforded our common shares only if and when our common shares are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our articles of incorporation or code of regulations requiring securityholders approval and the record date for determining the securityholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common shares upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common shares.
The price of our common shares may fluctuate significantly.
          The market price of our common shares may fluctuate significantly in response to many factors, including:
•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other REITs in our sector and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in our common shares;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel; and

•	future sales of our common shares or securities convertible into, or exchangeable or exercisable for, our common shares.
          Holders who receive our common shares upon the conversion of their notes will be subject to the risk of volatile and depressed market prices of our common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common shares to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market price of our common shares will not fall in the future.
The conditional conversion feature of the notes may prevent the conversion of notes prior to June 15, 2011. In addition, upon conversion of notes we will pay the lesser of the conversion value and the principal amount of such notes in cash.
          The notes are convertible prior to the close of business on the second business day prior to the stated maturity date, at any time on or after June 15, 2011 and also if the closing sale price of our common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes — Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to June 15, 2011 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, even if such conditions are met, upon the conversion of notes, we are required to pay the lesser of the conversion value and the principal amount of such notes in cash. As a result, upon conversion of a note, a holder will not be able to obtain the benefit of future ownership of our common shares beyond the number of common shares, if any, issuable upon such conversion and, in order to do so, would be required to incur the related transaction costs to purchase our common shares with the cash consideration received upon such conversion, including a sufficient number of our common shares that the holder may require in order to cover any related short position.
The premium payable on notes converted in connection with certain change in control transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.
          If certain transactions that constitute a change in control occur, under certain circumstances, we will increase the conversion rate by a number of additional common shares. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional common shares will be determined based on the date on which the transaction becomes effective and the price paid per common share in such transaction, as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid per common share in the transaction is less than $53.15 or equal to or in excess of $110.00, the conversion rate will not be increased. In no event will the number of common shares issuable upon the conversion of notes exceed 18.8147 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per common share in the transaction.
The conversion rate of the notes may not exceed 18.8147 of our common shares per $1,000 principal amount of notes and may not be adjusted for all dilutive events.
          The conversion rate of the notes may not exceed 18.8147 of our common shares per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of common shares upon conversion in excess of such specified maximum amount.
          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital shares or cash to holders of our common shares and certain tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of our common shares for cash, that may adversely affect the trading price of the notes and our common shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.
The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.
          The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.
Upon conversion of their notes, holders may receive less consideration than expected because the value of our common shares may decline during the observation period.
          The conversion value that holders will receive upon conversion of their notes will be determined based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 trading day observation period. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.
The net share settlement feature of the notes may have adverse consequences.
          The net share settlement feature of the notes, as described under “Description of Notes — Conversion Settlement” in this prospectus, may:
•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity because we will be required to pay the lesser of the conversion value and the principal amount of notes converted in cash;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.
Ownership limitations in our articles of incorporation may impair the ability of holders to convert notes into our common shares.
          In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our articles of incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 5% of our outstanding common shares, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the articles of incorporation. See “Certain Federal Income Tax Considerations” in this prospectus.

The capped call transaction may affect the value of the notes and our common shares.
          We have entered into a capped call transaction with JPMorgan Chase Bank in connection with the issuance of the notes. The capped call transaction is expected to reduce the potential dilution upon conversion of the notes. We used approximately $10.3 million of the net proceeds from the offering of the notes for the cost of the capped call transaction. This transaction was accounted for as an adjustment to our stockholders’ equity. In connection with the capped call transaction, JPMorgan Chase Bank or its affiliates:
•	entered into various derivative transactions with respect to our common shares; and

•	may enter into or unwind various derivatives and/or purchase or sell our common shares in secondary market transactions (including during any observation period related to a conversion of notes).
          Such activities could have the effect of increasing, or preventing a decline in, the price of our common shares and could have the effect of either increasing or decreasing the price of our common shares during any observation period related to a conversion of notes.
          JPMorgan Chase Bank or its affiliates are likely to modify their hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling our common shares, other of our securities, or other instruments they may wish to use in connection with such hedging. In particular, such hedging modifications are likely to occur during any observation period related to a conversion of notes, which may have a negative effect on the value of the consideration received upon conversion of those notes. In addition, we intend to exercise options we hold under the capped call transaction whenever notes are converted. In order to unwind its hedge positions with respect to those exercised options, JPMorgan Chase Bank or its affiliates expect to sell our common shares in secondary market transactions or unwind various derivative transactions with respect to our common shares during the observation period, if any, for the converted notes.
U.S. Federal Income Tax Risks Related to the Notes
Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from us to a holder of a note.
          The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us. See “Certain Federal Income Tax Considerations” in this prospectus.
We may withhold on payments to Non-U.S. Holders of notes in a redemption or conversion of notes for cash and any common shares.
          We may be required to withhold U.S. federal income tax from any amount paid to Non-U.S. Holders of notes in a redemption or conversion of notes for cash and any common shares. We also intend to withhold U.S. federal income tax from any amount paid to Non-U.S. Holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “Certain Federal Income Tax Considerations” in this prospectus.
The notes have OID for U.S. federal income tax purposes. U.S. Holders of notes will therefore be required to include OID in income in advance of the receipt of cash attributable to such income.
          The notes were issued with original issue discount (“OID”) which, for U.S. federal income tax purposes, must be included in income under a constant yield accrual method regardless of the holder’s regular method of tax accounting. Because the notes were issued with OID, U.S. Holders will be required to include OID in income in advance of the receipt of cash attributable to such income. See “Certain Federal Income Tax Considerations” in this prospectus.
The conversion of notes for cash and any of our common shares will be taxable for holders.
          Upon any conversion of notes for cash and our common shares, if any, a U.S. Holder may recognize gain or loss. See “Certain Federal Income Tax Considerations” in this prospectus.

USE OF PROCEEDS
          We will not receive any of the proceeds from the sale of the convertible senior notes or the common shares into which the notes, in certain circumstances, are convertible, contemplated by this prospectus. See “Selling Securityholders” for a list of the persons receiving proceeds from the sale of the convertible senior notes or the underlying common shares.
RATIOS OF EARNINGS TO FIXED CHARGES

						Six Months
						Ended
	Fiscal Year Ended December 31,					June 30,
	2001	2002	2003	2004	2005	2006

Ratio of Earnings to Fixed Charges	1.70x	1.90x	3.32x	2.89x	2.34x	2.05x

          The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of pretax earnings from continuing operations before allocation to minority interests and income from investments in unconsolidated joint ventures plus fixed charges (excluding capitalized interest), distributed income of investments in unconsolidated joint ventures less capitalized interest. Fixed charges consist of interest cost, whether expensed or capitalized, the interest component of rental expense and amortization of debt discounts and issue costs, whether expensed or capitalized.
DESCRIPTION OF NOTES
          The following description summarizing certain terms and provisions of the notes and the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We will provide copies of these documents to you upon request.
          Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “we,” “us” and “our” refer to Developers Diversified Realty Corporation and not to any of its subsidiaries or entities in which it has an interest through joint ventures. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.
General
          The notes were issued pursuant to an indenture, dated as of May 1, 1994, between us and U.S. Bank Trust National Association, as trustee, as supplemented. We refer to the indenture as amended or supplemented from time to time as the “indenture.”
          The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 175 South Street, Columbus, Ohio 43215.
          The notes are our senior unsecured obligations and rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of June 30, 2006, Developers Diversified Realty Corporation’s total consolidated mortgage indebtedness and other secured indebtedness aggregated approximately $1,749.3 million, and we had approximately $2,326.9 million of unsecured debt outstanding. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. See “Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus.
          The notes are initially limited to the aggregate principal amount of $250 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.
          The notes were be issued in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, as described below under “— Book-Entry System” in this prospectus.
          Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.
          If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.
          The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, Non-U.S. Holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of shares if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a Non-U.S. Holder) will be subject to a U.S. federal withholding tax. See “Certain Federal Income Tax Considerations” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.
          The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.
          We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.
Interest
          Interest on the notes accrues at the rate of 3.50% per year from and including August 28, 2006 or the most recent interest payment date to which interest has been paid or provided for, and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the February 1 or August 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “— Registration Rights; Additional Interest” below.
          Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date or unless notes are converted after the record date for the interest payment due on August 15, 2011, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on a converted note.
          If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.
Maturity
          The notes will mature on August 15, 2011 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Redemption to Preserve Our REIT Status” or “— Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “— Conversion Rights” below. The notes are not entitled to the benefits of, nor are they subject to, any sinking fund.
Redemption to Preserve Our REIT Status
          If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date. The notes are not otherwise redeemable at our option prior to the maturity date.
          If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.
          If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
          In the event of any redemption of notes in part, we will not be required to:
•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	register the transfer or exchange of any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.
          If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights — Conversion upon Notice of Redemption” below.
Repurchase at Option of Holders upon a Change in Control
          If a change in control occurs prior to the stated maturity date of the notes, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date.
          Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.
          To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:
•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.
          Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:
•	the name of the holder;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.
          If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.
          Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

          If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:
•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.
          Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.
     A “change in control” will be deemed to have occurred at the time that any of the following occurs:
•	consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority-owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our shares of capital stock then outstanding entitled to vote generally in elections of directors; or

•	during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.
          However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:
     (A) the closing sale price of our common shares for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital shares, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “— Conversion Rights — Conversion Upon Specified Transactions” or “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions” below; or
     (B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common shares (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into such common shares (or depositary receipts or other certificates representing common equity interests).
          For purposes of these provisions, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

          The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.
          No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not have the cash necessary to pay cash amounts owing upon conversions of notes or to repurchase the notes following certain change in control transactions” in this prospectus.
          To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.
          We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.
No Securityholders’ Rights for Holders of Notes
          Holders of notes, as such, will not have any rights as our securityholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares).
Conversion Rights
          Subject to the restrictions on ownership of our common shares and the conditions described below, holders may convert their notes for cash and, if applicable, our common shares initially at a conversion rate of 15.3589 of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $65.11 per common share). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.
          Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.
          Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to such notes or (3) in respect of any conversion that occurs after the record date for the interest payment due on August 15, 2011.
          If a holder converts its notes and we are required to issue common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common shares.
          If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and common shares, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.
          If a holder has already delivered a repurchase notice as described under “— Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.
          Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.
          Holders may surrender their notes for conversion for cash and our common shares, if any, at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after June 15, 2011 and also under any of the following circumstances:
•	during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the conversion price per common share in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•	during prescribed periods upon the occurrence of specified transactions discussed below; or

•	if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.
          “Closing sale price” of our common shares or other capital shares or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common shares or such other capital shares or similar equity interests or other securities are traded or, if our common shares or such other capital shares or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.
          “Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a United

States national or regional securities exchange, on the principal other market on which our common shares are then traded.
     Make Whole upon Certain Change in Control Transactions
          If the effective date of a change in control occurs prior to the stated maturity date of the notes as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described below under “— Conversion Rights — Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional common shares (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the earlier of the 30th business day following the effective date of the change in control and the second business day preceding the maturity date of the notes.
          The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “share price”) paid per common share of ours in such transaction. If the holders of our common shares receive only cash in the change in control transaction, the share price shall be the cash amount paid per our common share. Otherwise, the share price shall be the average of the closing sale prices of our common shares on the 10 consecutive trading days up to but excluding the effective date.
          The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”
          The following table sets forth the share price and number of additional change in control shares of ours to be received per $1,000 principal amount of notes:

Effective Date	$53.15	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00
August 28, 2006	3.4558	2.1759	1.5356	1.0728	0.7362	0.4938	0.3200	0.1965	0.1096	0.0489	0.0079	0.0000
August 15, 2007	3.4558	2.1323	1.4769	1.0078	0.6747	0.4406	0.2770	0.1648	0.0890	0.0391	0.0069	0.0000
August 15, 2008	3.4558	2.0458	1.3709	0.8994	0.5741	0.3537	0.2068	0.1109	0.0499	0.0123	0.0000	0.0000
August 15, 2009	3.4558	1.8941	1.1956	0.7272	0.4231	0.2317	0.1153	0.0470	0.0087	0.0000	0.0000	0.0000
August 15, 2010	3.4558	1.6377	0.8885	0.4356	0.1874	0.0644	0.0094	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2011	3.4558	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact share prices and effective dates may not be set forth in the table, in which case:
     (1) if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;
     (2) if the share price is equal to or in excess of $110.00 per common share of ours (subject to adjustment), no additional change in control shares will be issued upon conversion; and
     (3) if the share price is less than $53.15 per common share of ours (subject to adjustment), no additional change in control shares will be issued upon conversion.
          Notwithstanding the foregoing, in no event will the total number of common shares issuable upon conversion exceed 18.8147 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”

          Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
     Conversion upon Satisfaction of Market Price Condition
          A holder may surrender any of its notes for conversion during any calendar quarter beginning after September 30, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 125% of the conversion price per common share in effect on the applicable trading day. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.
     Conversion upon Satisfaction of Trading Price Condition
          A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate.
          The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee (or a bid solicitation agent appointed by the trustee) for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common shares and the conversion rate on such determination date.
          The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common shares and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common shares and the conversion rate.
     Conversion upon Notice of Redemption
          A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.
     Conversion upon Specified Transactions
          If we elect to:

•	distribute to all holders of our common shares certain rights entitling them to purchase, for a period expiring within 45 days, our common shares at less than the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution; or

•	distribute to all holders of our common shares assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this conversion right if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of our common shares does not automatically transfer the right to receive the relevant distribution from the seller of our common shares to its buyer.
          In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common shares would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).
          If a change in control occurs prior to the stated maturity date as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under "— Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the earlier of the 30th business day following the effective date of the transaction and the second business day prior to the maturity date, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).
          If we are a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of our and our subsidiaries’ assets substantially as an entirety) pursuant to which all of our common shares are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes into our common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common shares to be exchanged into the right to receive more than a single type of consideration based upon any form of securityholders election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. If a change in control occurs prior to the maturity date as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions.”
     Conversion upon Delisting of our Common Shares
          A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common shares have ceased to be listed on a United States national or regional securities exchange for a 30 consecutive trading-day period.

Conversion Settlement
          Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted, cash and common shares, if any, equal to the sum of the daily settlement amounts for each of the 30 trading days during the observation period.
     The “daily settlement amount,” for each of the 30 trading days during the observation period, shall consist of:
•	cash equal to the lesser of (i) one-thirtieth of $1,000 and (ii) the daily conversion value; and

•	to the extent the daily conversion value exceeds one-thirtieth of $1,000, a number of shares equal to (i) the difference between the daily conversion value and one thirtieth of $1,000, divided by (ii) the daily VWAP for such day.
          “Daily conversion value” means, for each of the 30 consecutive trading days during the observation period, one-thirtieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common shares on such day.
          “Daily VWAP” means, for each of the 30 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DDR.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one of our common shares on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
          “Observation period” with respect to any note means the 30 consecutive trading day period beginning on and including the second trading day after a note is surrendered to the conversion agent for conversion, except that with respect to any note surrendered for conversion during the period beginning on June 15, 2011 and ending on the second business day prior to the stated maturity date of the notes, “observation period” means the first 30 trading days beginning on and including the 32nd scheduled trading day prior to the stated maturity date.
          For the purposes of determining payment upon conversion, “trading day” means a day during which (i) trading in our common shares generally occurs on the principal U.S. national or regional securities exchange or market on which our common shares are listed or admitted for trading and (ii) there is no market disruption event.
          “Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common shares are listed or admitted for trading.
          For the purposes of determining payment upon conversion, “market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any trading day for our common shares for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common shares or in any options, contracts or future contracts relating to our common shares.
          We will deliver the settlement amount to converting holders on the third business day immediately following the last day of the observation period.
          We will deliver cash in lieu of any fractional common share issuable in connection with payment of the settlement amount (based on the closing sale price of our common shares on the last day of the applicable observation period).

Conversion Rate Adjustments
          The conversion rate shall be adjusted from time to time as follows:
          (i) If we issue common shares as a dividend or distribution on our common shares to all holders of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:
          CR1 = CR0 × OS1/OS0
     where
          CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
          CR1 = the new conversion rate in effect taking such event into account
          OS0 = the number of our common shares outstanding immediately prior to such event
          OS1 = the number of our common shares outstanding immediately after such event.
Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of securityholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (ii) If we issue to all holders of our common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase our common shares, or if we issue to all holders of our common shares securities convertible into our common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per common share or a conversion price per common share less than the closing sale price of our common shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:
CR1 = CR0 × (OS0+X)/(OS0+Y)
     where
CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 = the new conversion rate taking such event into account
OS0 = the number of our common shares outstanding immediately prior to such event
X = the total number of our common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities
Y = the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
          For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common shares at less than the applicable closing sale price of our common shares, and in determining the aggregate exercise or conversion price payable for such common shares, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
          (iii) If we distribute capital shares, evidences of indebtedness or other assets or property of ours to all holders of our common shares, excluding:
(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,
(B) dividends or distributions paid exclusively in cash, and
(C) Spin-Offs described below in this paragraph (iii),
then the conversion rate will be adjusted based on the following formula:
CR1 = CR0 × SP0/(SP0-FMV)
     where
CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 = the new conversion rate taking such event into account
SP0 = the closing sale price of our common shares on the trading day immediately preceding the ex-dividend date for such distribution
FMV = the fair market value (as determined in good faith by our board of directors) of the capital shares, evidences of indebtedness, assets or property distributed with respect to each outstanding common share of ours on the earlier of the record date or the ex-dividend date for such distribution.
An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.
          If we distribute to all holders of our common shares capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common shares entitled to receive such distribution will be adjusted based on the following formula:
CR1 = CR0 × (FMV0+MP0)/MP0
     where
CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 = the new conversion rate taking such event into account
FMV0 = the average of the closing sale prices of the capital shares or similar equity interest distributed to holders of our common shares applicable to one common share over the first 10 consecutive trading days after the effective date of the Spin-Off
MP0 = the average of the closing sale prices of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

          An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.
          If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (iv) If we pay or make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common shares in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.59 (the “Reference Dividend”) multiplied by the number of our common shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:
CR1 = CR0 × SP0/(SP0-C)
     where
CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 = the new conversion rate taking such event into account
SP0 = the closing sale price of our common shares on the trading day immediately preceding the ex-dividend date for such distribution
C = the amount in cash per share that we distribute to holders of our common shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.
          An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraphs (i), (ii) and (iii) above and paragraph (v) below. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the conversion rate as adjusted.
          (v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:
CR1 = CR0 × (AC + (SP1 x OS1))/(SP1 X OS0)
     where
CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 = the new conversion rate taking such event into account
AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common shares purchased in such tender or exchange offer
OS0 = the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of our common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)
SP1 = the average of the closing sale prices of our common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.
          If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
          Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing sale prices of our common shares for purposes of SP1 above. If we or one of our subsidiaries is obligated to purchase our common shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
          (vi) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) or (v), in no event will the conversion rate exceed 18.8147 per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).
          (vii) If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we are required to deliver common shares, in addition to such common shares, rights under our securityholders rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in our rights plan have separated from our common shares in accordance with the provisions of the applicable securityholders rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common shares, if any, that we are required to deliver upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares capital shares, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable securityholders rights agreement to provide that upon the conversion of notes the holders will receive, in addition to any of our common shares that we are required to deliver upon such conversion, the rights which would have attached to such common shares if the rights had not become separated from our common shares under such applicable securityholders rights agreement. To the extent that we adopt any future securityholders rights agreement, upon the conversion of notes in respect of which we are required to deliver our common shares, a holder of notes shall receive, in addition to our common shares, the rights under the future securityholders rights agreement whether or not the rights have separated from our common shares at the time of conversion and no adjustment will be made in accordance with paragraph (iii) or otherwise.
          In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of capital shares (or rights to acquire our common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.
          We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.
          The applicable conversion rate will not be adjusted upon certain events, including but not limited to:
•	the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•	the issuance of any of our common shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any of our common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of our common shares;

•	accumulated and unpaid dividends or distributions; and

•	as a result of a tender offer solely to holders of fewer than 100 of our common shares.
          No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.
          If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution with respect to our shares even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a Non-U.S. Holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “Certain Federal Income Tax Considerations” in this prospectus.
Ownership Limit
          In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our articles of incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 5% of our outstanding common shares, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation. See “Certain Federal Income Tax Considerations” in this prospectus.
Calculations in Respect of the Notes
          Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.
Merger, Consolidation or Sale
          We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:
•	we are the continuing entity, or the successor corporation expressly assumes payment of the principal of and interest (including additional interest, if any) on all of the outstanding notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	if as a result of such transaction the notes become convertible into common shares or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering those conditions shall be delivered to the trustee.
Events of Default, Notice and Waiver
          The following events are “events of default” with respect to the notes:
•	default for 30 days in the payment of any installment of interest (including additional interest, if any) on any note;

•	default in the payment of the principal of any note at the time such payment becomes due and payable;

•	default in the delivery when due of amounts owing upon conversion, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of the occurrence of a change in control when required under the indenture;

•	default in the performance, or breach, of any other covenant or warranty contained in the indenture continued for 60 days after written notice as provided in the indenture;

•	default under any bond, debenture, note or other evidence of indebtedness of ours or under any mortgage, indenture or other instrument of ours under which there may be issued or by which there may be secured or evidenced any indebtedness of ours (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee in respect of us or of any significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of ours or of our or such significant subsidiary’s property.
          If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal amount of all of the notes to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the trustee. However, at any time after a declaration of acceleration with respect to the notes has been made, the holders of a majority in principal amount of the notes then outstanding may rescind and annul such declaration and its consequences if:
•	we have deposited with the trustee all required payments of the principal of and interest payable on the notes plus certain fees, expenses, disbursements and advances of the trustee, and

•	all events of default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal of the notes).

          The indenture also provides that the holders of a majority in principal amount of the notes then outstanding may waive any past default with respect to the notes and its consequences. However, holders may not waive a default:
•	in the payment of the principal of or interest (including additional interest, if any) on any note;

•	our failure to convert any note in accordance with its terms; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each note outstanding affected thereby.
          The indenture provides that the trustee is required to give notice to the holders of notes within 90 days of a default under the indenture. However, the trustee may withhold notice of any default to the holders of notes if certain officers of the trustee consider such withholding to be in the interest of the holders. The trustee may not withhold notice with respect to a default in the payment of the principal of or interest on any note.
          The indenture provides that no holder of notes may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of notes may institute a proceeding if the trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the notes outstanding as well as an offer of reasonable indemnity. However, this provision will not prevent any holder of notes from instituting suit for the enforcement of payment of the principal of and interest (including additional interest, if any) on the notes, or for the delivery of amounts owing upon conversion of notes, in each case held by that holder at the respective due dates thereof.
          Subject to provisions of the indenture relating to its duties in case of default and unless holders of notes then outstanding have offered reasonable security or indemnity to the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders. The holders of a majority in principal amount of the notes outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining therein.
          Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof.
Modification of the Indenture
          Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all notes outstanding which are affected by such modification or amendment. However, unless the consent of the holder of each affected note is obtained, no modification or amendment may:
•	change the date specified in the notes as the fixed date on which the principal is due and payable;

•	change the date specified in the notes as the fixed date on which any installment of interest (including additional interest) is due and payable;

•	reduce the principal amount of any note;

•	reduce the rate or amount of interest on any note;

•	change the place of payment of principal or interest on any note;

•	change the currency for payment of principal of or interest on the notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of amounts owing upon conversion as required by the indenture upon the conversion of notes;

•	make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•	reduce the percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the notes.
          The indenture provides that the holders of a majority in principal amount of outstanding notes have the right to waive compliance by us with specified covenants in the indenture in respect of the notes.
          We and the trustee may modify and amend the indenture without the consent of any holder of notes for any of the following purposes:
•	to evidence the succession of another person to our obligations under the indenture;

•	to add to our covenants for the benefit of the holders of the notes or to surrender any of our rights or powers;

•	to add any additional event of default for the benefit of the holders of all the notes;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee;

•	to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for conversion rights of holders of notes if any reclassification or change of our common shares or any consolidation, merger or sale of all or substantially all of our property or assets occurs; or

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of notes.
          The indenture provides that in determining whether the holders of the requisite principal amount of notes outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, notes owned by us, any other obligor upon the notes, any of our affiliates or of such other obligor shall be disregarded.
          The indenture contains provisions for convening meetings of the holders of notes. The trustee may call a meeting at any time. We or the holders of at least 10% in principal amount of the notes outstanding may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the notes outstanding. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any duly held meeting of holders of notes will be binding on all holders of notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the outstanding notes. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing such specified percentage in principal amount of the outstanding notes of will constitute a quorum.
          Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby:
•	there shall be no minimum quorum requirement for such meeting and

•	the principal amount of the notes outstanding that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
          We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon exchange or otherwise, cash or common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.
Rule 144A Information
          If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.
Provision of Financial Information
          We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports as may be prescribed by the SEC at such time.
Governing Law
          The indenture and the notes are governed by, and construed in accordance with, the laws of the State of Ohio.
Trustee
          U.S. Bank Trust National Association is the trustee, registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.
          If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Book-Entry System
          The notes were issued in the form of one or more fully-registered global notes in book-entry form, which were deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.
          So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.
          If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.
          The following is based on information furnished by DTC:
          DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.
          DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.
          DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust &

Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
          Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.
          To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.
          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
          We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

          We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
          A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.
          DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.
          We, the initial purchasers and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
          The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
DESCRIPTION OF COMMON SHARES
General
          Our articles of incorporation authorize us to issue up to 200,000,000 common shares, without par value. As of June 30, 2006, we had 109,702,535 common shares outstanding. In addition, as of June 30, 2006, we have reserved 4,390,923 common shares for issuance under our equity-based award plans and 61,666 common shares for issuance upon the exercise of options granted to our directors. Our common shares are listed on the NYSE under the symbol “DDR.”
          The following description of our common shares sets forth certain of their general terms and provisions. The following description of our common shares is in all respects subject to and qualified by reference to the applicable provisions of our articles of incorporation and our code of regulations.
          Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.
          All of our common shares currently outstanding are, and any common shares offered hereby when issued will be, fully paid and nonassessable.
Transfer Agent and Registrar
          The transfer agent and registrar for the common shares is National City Bank, Cleveland, Ohio.

Restrictions on Ownership
          In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Individual is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.
          To assure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the “ownership limit”) of our outstanding common shares. Securityholders whose ownership exceeded the ownership limit immediately after the initial public offering, or IPO, may continue to own common shares in excess of the ownership limit and may acquire additional shares through the share option plan, the equity-based award plans, any dividend reinvestment plan adopted by us or from other existing securityholders who exceed the ownership limit, but may not acquire additional shares from those sources if the result would be that the five largest beneficial owners of common shares hold more than 49.6% of our outstanding common shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares. Our board of directors may waive the ownership limit and the related party limit (the related party limit has been waived with respect to the securityholders who exceeded the related party limit immediately after the IPO) if an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) is provided to the board of directors to the effect that that ownership will not then or in the future jeopardize our status as a REIT. As a condition of any waiver, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.
          The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.
          If common shares in excess of the ownership limit or the related party limit, or common shares which would cause the REIT to be beneficially or constructively owned by less than 100 persons or would result in us being “closely held” within the meaning of Section 856(h) of the Code, are issued or transferred to any person, the issuance or transfer will be null and void to the intended transferee. The intended transferee will not acquire rights to the shares. Common shares transferred or proposed to be transferred in excess of the ownership limit or the related party limit or which would otherwise jeopardize our REIT status (“excess shares”) will be subject to repurchase by us. The purchase price of any excess shares will be equal to the lesser of (i) the price in the proposed transaction and (ii) the fair market value of the shares reflected in the last reported sale price for the common shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right, if the shares are then listed on a national securities exchange, or such price for the shares on the principal exchange, if they are then listed on more than one national securities exchange, or, if the common shares are not then listed on a national securities exchange, the latest bid quotation for the common shares if they are then traded over-the-counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of the proposed purchase is sent by us. From and after the date fixed for purchase of excess shares by us, the holder of the excess shares will cease to be entitled to distribution, voting rights and other benefits with respect to the excess shares except the right to payment of the purchase price for the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares will be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.
          All certificates representing our common shares bear a legend referring to the preceding restrictions.
          Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must file an affidavit with us containing information specified in our articles of incorporation each year by January 31. In addition, each of those securityholders will upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our board of directors deems necessary for us to comply with the provisions of the Code as applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.
CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW
          Certain provisions of Ohio law may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to those provisions. We have opted out of one such provision. We remain subject to the foregoing provisions, which are described below.
          Chapter 1704 of the Ohio Revised Code prohibits certain transactions, including mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then-outstanding shares of an Ohio corporation with 50 or more securityholders involving, or for the benefit of, certain holders of shares representing 10% or more of the voting power of the corporation (any such securityholders, a “10% Securityholders”), unless:
          (i) the transaction is approved by the directors before the 10% Securityholders becomes a 10% Securityholders;
          (ii) the acquisition of 10% of the voting power is approved by the directors before the 10% Securityholders becomes a 10% Securityholders; or
          (iii) the transaction involves a 10% Securityholders who has been a 10% Securityholders for at least three years and is approved by the directors before the 10% Securityholders becomes a 10% Securityholders, is approved by holders of two-thirds of our voting power and the holders of a majority of the voting power not owned by the 10% Securityholders, or certain price and form of consideration requirements are met.
          Chapter 1704 of the Ohio Revised Code may have the effect of deterring certain potential acquisitions of us which might be beneficial to securityholders.
          Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with fifty or more securityholders that have significant Ohio contacts and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
          The following discussion describes certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes, our qualification and taxation as a REIT and the acquisition, ownership and disposition of common shares into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.
          Because this is a summary that is intended to address only certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:
•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, holding notes or common shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with notes and common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should be construed as tax advice.
          You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of the notes and common shares received upon conversion of a note on your individual tax situation, including any state, local or non-U.S. tax consequences.
* * * *
          Any discussion of U.S. federal income tax issues set forth herein was written in connection with the promotion and marketing of the offering described herein. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
* * * *
          As used herein, the term “U.S. Holder” means any beneficial owner of a note, or of our common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or our common shares received pursuant to a conversion of a note, (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. Holder.
U.S. Holders of the Notes
          Discount. If the issue price of a note is less than its stated redemption price at maturity (“SRPM”), then the note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the note’s issue price and its SRPM is less than a statutory de minimis amount (one-fourth of one percent of the SRPM of the note times the number of complete years from issuance to maturity). Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The SRPM of a note is the total of all payments to be made under the note other than qualified stated

interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments).
          The notes were issued with OID. Accordingly, a U.S. Holder of a note will have to report annually the OID as income as it accrues, based on a constant yield method (which includes at least annual compounding) and regardless of the U.S. Holder’s regular method of tax accounting. Thus, the OID income on a note will be taxable before it is received in cash. In applying the constant yield method, the first step requires a determination of the debt instrument’s yield and maturity. The yield and maturity of a debt instrument will be determined by taking into account any unconditional option that the holder or issuer of the debt instrument has to require payments to be made on the debt instrument under an alternative payment schedule. For these purposes, if a holder has an option to put the debt instrument to the issuer, that option will be deemed exercised if it would maximize the yield on the debt instrument. Although holders may require us to repurchase the notes following the occurrence of certain change in control transactions, we intend to take the position for U.S. federal income tax purposes that this possibility does not give the note holders an “option” to put the notes to us at any time. This position is based in part on our determination that requiring us to repurchase our notes is conditional on an event (rather than the passage of time) and that the possibility of such occurrence is “remote” or “incidental” within the meaning of applicable Treasury Regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that our position is correct.
          Payments of Stated Interest. Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting.
          Additional Interest. If we fail to comply with specified obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described under “Description of Notes — Registration Rights; Additional Interest.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, such debt instrument could be subject to special rules that apply to contingent payment debt instruments. We intend, however, to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made are “remote” or “incidental” contingencies, within the meaning of applicable Treasury Regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
          Market Discount. In the case of a note that is issued with OID such as the notes offered hereunder, if a U.S. Holder purchases a note after original issue for an amount that is less than its “revised issue price” (generally its issue price plus accrued OID), then the U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the SRPM of the note times the number of complete years to maturity after the U.S. Holder acquires the note).
          Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, retirement, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.
          A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.
          Acquisition Premium. A U.S. Holder’s interest in a note will be purchased with acquisition premium if the U.S. Holder’s initial basis in the note exceeds the adjusted issue price (generally, the issue price plus accrued OID) of the note, but not its SRPM. Acquisition premium reduces (but does not eliminate) the amount of any OID that the U.S. Holder would otherwise have to include in income.
          Amortizable Bond Premium. If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any convertible debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than qualified stated interest. For this purpose only, a U.S. Holder’s tax basis in a convertible debt instrument is reduced by an amount equal to the value of such U.S. Holder’s option to convert the convertible debt instrument for other property (such as our common shares); the value of this option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer, the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, then the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.
          A U.S. Holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.
          Election to Include All Interest in Income Using a Constant Yield Method. All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

          Conversion of Notes for Cash. A conversion of a note in exchange solely for cash will be treated as a taxable sale or exchange of the note, as described below under “— Sale, Exchange or Retirement of the Notes.”
          Conversion of Notes for Cash and Common Shares. If a U.S. Holder receives a combination of common shares and cash (other than cash received in lieu of a fractional share) upon conversion of a note, the treatment of the U.S. Holder will depend on whether the notes are treated as “securities” for U.S. federal income tax purposes. It is unclear whether the notes qualify as “securities,” and holders are encouraged to consult their own tax advisor regarding that determination. If the notes are treated as “securities,” a U.S. Holder generally will not recognize loss, but will recognize gain, if any, on a note so converted, in an amount equal to the lesser of the amount of (i) gain realized (i.e., the excess, if any, of the fair market value of the common shares received plus the cash received over the adjusted basis in the note converted) or (ii) the cash received. Such gain generally will be capital gain, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain if the note has been held for at least one year at the time of the conversion. The U.S. Holder’s aggregate tax basis in the common shares (including any fractional share for which cash is paid) will equal the holder’s adjusted tax basis in the note converted, increased by the amount of gain recognized and decreased by the amount of cash received. The U.S. Holder’s holding period for the stock will include the period during which the holder held such note. If the notes are not treated as securities, the treatment of a conversion in which a U.S. Holder receives a combination of common shares and cash is unclear. The transaction might be viewed as consisting of a nontaxable exchange of a portion of each note for common shares and a taxable exchange of the remaining portion of each note for cash (with the consequences described above under “— Conversion of Notes for Cash”). Alternatively, the transaction might be viewed as a fully taxable exchange of the entire note for a combination of cash and common shares. U.S. Holders should consult their own advisors concerning the tax treatment to them if the notes are converted for a combination of our common shares and cash. To the extent that the receipt of common shares upon conversion of a note is treated as a taxable exchange, a U.S. Holder’s tax basis in the common shares received generally will equal the fair market value of such common shares on the date of receipt and a U.S. Holder’s holding period for the common shares will not include the period during which the U.S. Holder held the note so converted.
          Sale, Exchange or Retirement of the Notes. Upon the sale, exchange (other than a conversion for cash and common shares, which is discussed above), redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any other property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder (i) increased by (A) any accrued OID, and (B) any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (Y) the amount of any payments, other than qualified stated interest payments, received, and (Z) amortizable bond premium taken with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations.
          Upon the exchange of a note for cash and common shares, if any, a U.S. Holder will have a tax basis in any common shares received equal to the fair market value of such common shares at the time of the exchange. The U.S. Holder’s holding period for any common shares received upon an exchange of notes will begin on the date immediately following the date of such exchange.
          Adjustments to Conversion Rate. The conversion rate is subject to adjustment under specified circumstances. Under Section 305 of the Code and the applicable Treasury regulations, a holder of notes could, in certain circumstances, be deemed to have received a distribution with respect to our common shares if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution with respect to our common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our securityholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described below under “— Taxation of Taxable U.S. Shareholders” and “— Taxation of Tax-Exempt Shareholders.”
Non-U.S. Holders of the Notes
          The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.
          Discount and Interest. A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (including any accrued OID) on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, unless, in the case of interest payments, such Non-U.S. Holder actually or constructively owns 10% or more of the combined voting power of our voting stock (within the meaning of section 871(h)(3) of the Code), is a controlled foreign corporation with respect to which we are a “related person” within the meaning of section 864(d)(4) of the Code, or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.
          To the extent that interest income with respect to a note is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.
          Disposition of the Notes. Any gain realized on the sale, redemption, repurchase, conversion (including a conversion for cash and any of our common shares), or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid discount or interest if such discount or interest is not exempt for a reason stated above), will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (ii) in the case of a foreign individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”). The notes will not constitute a U.S. real property interest for purposes of FIRPTA if we are a domestically-controlled REIT. We will be a domestically-controlled REIT if at all times during a specified testing period less than 50 percent in value of our shares is held directly or indirectly by non-U.S. persons. We believe that currently we are a domestically-controlled REIT and, therefore, that a sale of the notes would not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, no assurance can be given that we are or will continue to be a domestically-controlled REIT.

          Although the applicable rules are not entirely clear, if, at the time of any repurchase, redemption or conversion of the notes (including a conversion of the notes for cash and any of our common shares) we cannot determine that we are a domestically-controlled REIT, we intend to take the position that the notes constitute “U.S. real property interests” and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption, repurchase or conversion of the notes (including a conversion of a note for cash and any of our common shares). Therefore, we intend to withhold 10% of any amounts payable on the redemption, repurchase or conversion by us of a note (including a conversion of a note for cash and any of our common shares). Further, any other sale or disposition of a note may be subject to federal income tax withholding.
          You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or conversion of a note for our common shares is exempt from U.S. federal income tax under FIRPTA if (i) our common shares are part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of our common shares, or (ii) we are a domestically controlled REIT. As noted above, we will be a domestically controlled REIT if at all times during a specified testing period we are a REIT and less than 50% in value of our common shares are held directly or indirectly by non-U.S. persons. Also as noted above, we believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our common shares would not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT. If a sale, redemption, repurchase or conversion of a note for our common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.
          Adjustments to Conversion Rate. The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See “— United States Holders — Adjustments to Conversion Rate,” above. In such case, the deemed distribution would be subject to the rules described under, respectively, “— Taxation of Non-U.S. Shareholders,” below, or under “— Non-U.S. Holders of the Notes — Interest,” above.
          In the case of deemed distributions, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or common shares otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits.
          Interest or Gain Effectively Connected with Conduct of U.S. Trade or Business. Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest (including discount) income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount,” as such term is defined in the Code, for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.
Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes
          Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against holder’s U.S. federal income tax, provided that the required information is furnished timely to the IRS.

Taxation of the Company
          General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner.
          The law firm of Baker & Hostetler LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. It is the opinion of Baker & Hostetler LLP that we have qualified as a REIT under the Code for our taxable years ended December 31, 1993 through December 31, 2005, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2006 and for future taxable years. It must be emphasized that the opinion of Baker & Hostetler LLP is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by one of our officers and our factual representations set forth herein and in registration statements previously filed with the SEC. Any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to Baker & Hostetler LLP may affect the conclusions upon which its opinion is based.
          The opinions of Baker & Hostetler LLP are based on existing law as contained in the Code and Treasury Regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and Treasury Regulations by the IRS and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Baker & Hostetler LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinion represents Baker & Hostetler LLP’s best judgment of how a court would decide if presented with the issues addressed therein but, because opinions of counsel are not binding upon the IRS or any court, there can be no assurance that contrary positions may not successfully be asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability, through actual annual operating results and methods of operation, to satisfy various qualification tests imposed under the Code, such as distributions to securityholders, asset composition levels, and diversity of stock ownership, the actual results of which have not been and will not be reviewed by Baker & Hostetler LLP. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by Baker & Hostetler LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, we have significant subsidiaries that have elected to be taxed as REITs and are therefore subject to the same qualification tests.
          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our taxable income that is distributed currently to our securityholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the securityholders level when distributed) that generally results from investment in a C corporation. However, we will be subject to federal income tax as follows:
          First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
          Second, we may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.
          Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.
          Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).
          Fifth, if we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.
          Sixth, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation (defined below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.
          Seventh, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.
          Eighth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.
          Ninth, commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
          Tenth, commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
          Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
     (1) that is managed by one or more trustees or directors;
     (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;
     (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
     (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
     (5) that is beneficially owned by 100 or more persons;

     (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;
     (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions;
     (8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT; and
     (9) that adopts a calendar year accounting period.
          The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds.
          We believe that we have satisfied each of the above conditions. In addition, our articles of incorporation and code of regulations provide for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.
          Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries and Taxable REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests described below).
          We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, references to our income and assets include the income and assets of any QRS. A QRS is not subject to federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below under “— Asset Tests.”
          For taxable years beginning after December 1, 2000, REITs may own more than 10% of the voting power and value of securities in a taxable REIT subsidiary (“TRS”). A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.
     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from investments relating to real property or mortgages secured by real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investment income. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).
     Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:
•	The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

•	We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of outstanding stock of such TRS.

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•	For rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.
     We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as heretofore described), and we do not intend to rent any personal property (other than in connection with a lease of real property where less than 15% of the total rent is attributable to personal property). We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.
          The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
          If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:
     (i) following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and
     (ii) our failure to meet these tests was due to reasonable cause and not due to willful neglect.
For our taxable year ending December 31, 2004, we generally may avail ourselves of the relief provisions if:
     (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect;
     (ii) we attach a schedule of the sources of our income to our federal income tax return; and
     (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax.
          It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
          Prohibited Transaction Income. Any gain we realize on the sale of any property other than foreclosure property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We do not intend to engage in prohibited transactions.
          Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.
          Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instruments that are purchased with the proceeds of a stock offering or public offering of debt at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in another REIT, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 20% of the value of our assets may be comprised of securities of one or more TRSs.
          After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
          Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) disclosing certain information to the IRS.
          Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
          Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our securityholders in an amount at least equal to the sum of 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and 90% of our net income (after tax), if any, from foreclosure property; minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.
          In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.
          We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration (“throwback distributions”) or (ii) paid during January to securityholders of record in October, November or December of the prior year (“deemed current distributions”). Throwback distributions are taxable to our securityholders for the year in which they are paid, even though the distributions relate to the prior year for purposes of our 90% distribution requirement. Current distributions are taxable for the year they are paid and deemed current distributions, although distributed in January, are taxable for the year of their record date. The amount distributed must not be preferential — i.e., every securityholders of the class of stock to which a distribution is made must be treated the same as every other securityholders of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.
          We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable share dividends.
          Under certain circumstances, we may be able to rectify a failure (due to for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to securityholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.
          In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.
          Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed “earnings and profits” that are attributable to a “C corporation” taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation).
          We intend to make timely distributions to satisfy the annual distribution requirements.
Failure to Qualify
          Commencing with our taxable year beginning January 1, 2005, specified cure provisions will be available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to securityholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our securityholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our securityholders. In addition, if we fail to qualify as a REIT, all distributions to securityholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Taxation of Taxable U.S. Shareholders
          The following summary describes certain federal income tax consequences to U.S. shareholders with respect to an investment in our shares. This discussion does not address the tax consequences to persons who receive special treatment under the federal income tax law. Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States.
          As used herein, the term “U.S. Shareholders” means a holder of shares who, for United States federal income tax purposes:
     (i) is a citizen or resident of the United States;
     (ii) is a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;
     (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source; or
     (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. Securityholders.
          Distributions Generally. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Securityholders as ordinary income. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Securityholders that are corporations.
          Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our securityholders, our ordinary dividends generally are not eligible for the reduced 15% rate available to most non-corporate taxpayers through 2010 under the Tax Increase Prevention and Reconciliation Act of 2006, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% rate does apply to our distributions:
     (i) designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);
     (ii) to the extent attributable to dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; and

     (iii) to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).
          To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Shareholders. This treatment will reduce the adjusted basis which each U.S. Shareholder has in his shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Shareholders’ adjusted basis in his shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.
          Capital Gain Distributions. Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. Shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Shareholders at either a 15% or a 25% rate, depending on the nature of the asset giving rise to the gain. Corporate U.S. Securityholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
          Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. Shareholder of our shares will be treated as portfolio income. As a result, U.S. Shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Shareholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.
          Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Shareholder generally would:
     (i) include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);
     (ii) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Shareholder’s long-term capital gains;
     (iii) receive a credit or refund for the amount of tax deemed paid by it;
     (iv) increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
     (v) in the case of a U.S. Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Shares
          Generally, if you are a U.S. Shareholder and you sell or dispose of your shares, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the shares as a capital asset and will be long-term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. Shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.
          The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%. Absent future legislation, the maximum tax rate on long-term capital gains will return to 20% in 2011.
Redemption of Shares
          If we redeem any of our common shares held by you, the tax treatment of the redemption can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities. You also must take into account any equity securities that are considered to be constructively owned by you.
          If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is likely that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.
          Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Backup Withholding
          We report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the securityholders’ income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders
          The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity. Based on that ruling, dividend income from us will not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code (generally, shares, the acquisition of which was financed through a borrowing by the tax-exempt securityholders) and the shares are not otherwise used in a trade or business. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in its trade or business.
          For tax-exempt shareholders, which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.
          Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” may be treated as UBTI as to certain types of trusts that hold more than 10% (by value) of the interests in the REIT.
          A REIT will not be a “pension held REIT” if it is able to satisfy the “not closely held” requirement without relying upon the “look-through” exception with respect to certain trusts. We do not expect to be classified as a “pension held REIT,” but because our shares are publicly traded, we cannot guarantee this will always be the case.
          Tax-exempt shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.
Taxation of Non-U.S. Shareholders
          The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of shares by persons that are not U.S. Shareholders (“Non-U.S. Shareholders”). In general, Non-U.S. Shareholders may be subject to special tax withholding requirements on our distributions and with respect to their sale or other disposition of our shares except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Shareholder’s country. A Non-U.S. Shareholder who is a shareholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. The rules governing United States federal income taxation of Non-U.S. Shareholders are complex. Non-U.S. Shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of shares, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.
State and Local Tax Consequences
          We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. In addition, your state and local tax treatment may not conform to the federal income tax treatment discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.
SELLING SECURITYHOLDERS
          We issued the notes covered by this prospectus on August 28, 2006, under Rule 144A of the Securities Act. Selling securityholders, including their transferees, pledgees, donors or their successors, may from time to time offer and sell the notes and the common shares into which the notes may, under certain circumstances, be convertible pursuant to this prospectus.

          The following table sets forth information with respect to the selling securityholders and the principal amount of notes and common shares into which the notes may, under certain circumstances, be convertible, beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the following selling securityholders to us in a questionnaire and is as of the date specified by the securityholders in those questionnaires. The percentage of notes outstanding beneficially owned by each selling security holder is based on a $250 million aggregate principal amount of notes outstanding.
          The number of common shares issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder at a maximum conversion rate of 18.8147 shares per $1,000 principal amount of notes, taking into account the net settlement feature of the notes, and a cash payment in lieu of any financial shares. This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required. The number of common shares owned by the other selling security holders or any future transferee from any such holder assumes that they do not beneficially own any common shares other than common shares into which the notes may, under certain circumstances, be convertible.

	Principal Amount of		Shares of DDR		Common Shares to be
	Notes		Class A Common Stock		Beneficially Owned
	Beneficially Owned (1)		Issuable upon Conversion		After Offering(2)
Name of Selling Securityholder	Number	Percentage	Number	Percentage (3)	Number	Percentage (3)
Basso Fund Ltd.	$135,000	*	466	*	0	*
Basso Fund Ltd.	$350,000	*	1,209	*	0	*
Basso Holdings Ltd.	$3,420,000	1.4%	11,818	*	0	*
Basso Holdings Ltd.	$7,490,000	3.0%	25,883	*	0	*
Basso Multi-Strategy Holding Fund Limited	$675,000	*	2,332	*	0	*
Basso Multi-Strategy Holding Fund Ltd.	$1,550,000	*	5,356	*	0	*
CitiGroup Global Market Inc.	$1,000,000	*	3,455	*	0	*
DBAG London	$46,945,000	18.8%	162,232	*	0	*
Five Sticks, L.P.	$270,000	*	933	*	0	*
Five Sticks, L.P.	$600,000	*	2,073	*	0	*
Fore Convertible Master Fund, Ltd.	$1,684,000	*	5,819	*	0	*
Fore Erisa Fund, Ltd.	$148,000	*	511	*	0	*
Fore Multi Strategy Master Fund, Ltd.	$364,000	*	1,257	*	0	*
KBC Financial Products USA Inc.	$2,500,000	1.0%	8,639	*	0	*
Man Mac 1, Ltd.	$304,000	*	1,050	*	0	*
Merced Partners Limited Partnership	$2,800,000	1.1%	9,676	*	0	*
Platinum Grove Contingent Capital Master Fund Limited	$25,000,000	10.0%	86,395	*	0	*
Tamarack International Limited	$1,200,000	*	4,146	*	0	*
UBS Securities LLC	$2,500,000	1.0%	8,639	*	0	*
Securities Not Resold	$151,065,000	60.4%	522,050	*	0	*

TOTAL	$250,000,000	100.0%			0	*

*	Less than one percent.
(1)	Because certain of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information presented in this table, this prospectus may not reflect the exact principal amount of notes held by each selling securityholder on the date of this prospectus. The maximum aggregate principal amount of notes that may be sold pursuant to this prospectus will not exceed $250 million.

(2)	We do not know when or in what amounts the selling securityholders may offer notes or shares for sale. The selling securityholders might not sell any or all of the notes or shares offered by this prospectus. Because the selling securityholders may offer any amount of the notes or shares pursuant to this offering, we cannot estimate the number of the notes or shares that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the note or shares covered by this prospectus will be held by the selling securityholders.

(3)	Calculated based on 108,897,597 shares of our common stock outstanding as of November 1, 2006. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder’s notes, but we did not assume conversation of any other holder’s notes.
          The selling securityholders have not held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except that parties that may be deemed to be affiliates of certain selling securityholders are lenders under our primary revolving credit facility.

PLAN OF DISTRIBUTION
          The notes and common shares into which the notes may, under certain circumstances, be convertible covered by this prospectus may be offered and sold from time to time by the selling securityholders or the selling securityholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling securityholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions or otherwise in accordance with the rules of the applicable exchange or market. The selling securityholders may sell their notes and common shares into which the notes may, under certain circumstances, be convertible by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for their own accounts pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	through swaps or derivatives;

•	through the distribution of the securities to its partners, members or securityholders; or

•	in options transactions, including through the writing of put or call options (whether those options are listed on an options exchange or otherwise) relating to the securities offered by this prospectus, or the short sales of the offered securities.
          In addition, any notes or shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
          To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of notes or shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge notes or shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged notes or shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
          In effecting sales, broker-dealers or agents engaged by the selling securityholders may agree with the selling securityholder to sell a specified number of securities at a stipulated price and also may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

          In offering the notes and shares issuable upon the conversion of such notes covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent selling securityholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
          In order to comply with the securities laws of certain states, if applicable, notes and shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the notes and shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
          We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of notes and common shares into which the notes may, under certain circumstances, be convertible in the market and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the notes or shares against certain liabilities, including liabilities arising under the Securities Act.
          To our knowledge, there are currently no plans, arrangements or undertakings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes or the common shares issuable upon conversion of the notes by the selling securityholders.
          At the time a particular offer of notes or common shares is made, if required, a prospectus supplement will be distributed that will set forth the amount of notes being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
          We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act.
          We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the notes covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the notes covered by this prospectus are eligible for sale pursuant to Rule 144(k) promulgated under of the Securities Act.
LEGAL MATTERS
          The validity of the issuance of the notes and the validity of the common shares, which may be issuable upon conversion of the notes, has been passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio.
EXPERTS
          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which will be borne by us (except any underwriting discounts and commissions and fees and disbursements of the selling securityholders’ attorneys, accountants and other advisors and any transfer taxes relating to the sale or disposition of the shares). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$26,750

NYSE listing fee	5,000
Accounting fees and expenses	6,000
Legal fees and expenses	20,000

Printing and related expenses	7,000
Miscellaneous expenses	1,250

Total	$66,000

Item 15. Indemnification of Directors and Officers
          The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.
          The registrant’s code of regulations provides for the indemnification of directors and officers of the registrant to the maximum extent permitted by Ohio law as authorized by the board of directors of the registrant and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification.
          The registrant maintains a directors’ and officers’ insurance policy which insures the directors and officers of the registrant from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the registrant, subject to certain exceptions.
          The registrant has entered into indemnification agreements with its directors and officers which provide for indemnification to the fullest extent permitted under Ohio law.

Item 16. Exhibits

Exhibit No.	Exhibit Description
4.1	Amended and Restated Articles of Incorporation, as amended (1)

4.2	Second Amendment to the Amended and Restated Articles of Incorporation, as amended (1)

4.3	Third Amendment to the Amended and Restated Articles of Incorporation, as amended (1)

4.4	Fourth Amendment to the Amended and Restated Articles of Incorporation, as amended (1)

4.5	Fifth Amendment to the Amended and Restated Articles of Incorporation, as amended (1)

4.6	Sixth Amendment to the Amended and Restated Articles of Incorporation, as amended (2)

4.7	Seventh Amendment to the Amended and Restated Articles of Incorporation, as amended (2)

4.8	Code of Regulations, as amended (1)

4.9	Specimen Certificate for Common Shares (3)

4.10	Indenture, dated as of May 1, 1994, by and between us and U.S. Bank Trust National Association, as Trustee (the “Indenture”)(1)

4.11	First Supplement to Indenture(1)

4.12	Second Supplement to Indenture(1)

4.13	Third Supplement to Indenture(4)

4.14	Fourth Supplement to Indenture(4)

4.15	Seventh Supplement to Indenture(5)

4.16	Registration Rights Agreement, dated as of August 28, 2006, by and between us, J.P. Morgan Securities, Inc. and Banc of America Securities LLC(5)

5	Opinion of Baker & Hostetler LLP regarding legality

8	Opinion of Baker & Hostetler LLP regarding tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges(6)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5 and Exhibit 8)

24	Power of Attorney (included on the signature page hereto)

25.1	Statement of Eligibility of Trustee

(1)	Incorporated by reference from our Registration Statement on Form S-3 (No. 333-108361) filed on August 29, 2003.

(2)	Incorporated by reference from our Registration Statement on Form S-4 (No. 333-117034) filed with the Commission on June 30, 2004.

(3)	Incorporated by reference from our Registration Statement on Form S-3 (No. 33-78778) filed with the Commission on May 10, 1994.

(4)	Incorporated by reference from our Registration Statement on Form S-4 (No.333-117034) filed with the Commission on June 30, 2004.

(5)	Incorporated by reference from our Current Report on Form 8-K (File No. 001-11690) filed with the Commission on September 1, 2006.

(6)	Incorporated by reference from our Current Report on Form 8-K (File No. 001-11690) filed with the Commission on August 22, 2006.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on November 7, 2006.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Scott A. Wolstein
Scott A. Wolstein
Chief Executive Officer and Chairman

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Wolstein, David M. Jacobstein and William H. Schafer, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Scott A. Wolstein Scott A. Wolstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2006
/s/ William A. Schafer William H. Schafer	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2006

Dean S. Adler	Director
/s/ Terrance R. Ahern Terrance R. Ahern	Director	November 7, 2006
/s/ Robert H. Gidel Robert H. Gidel	Director	November 7, 2006
/s/ Victor B. MacFarlane Victor B. MacFarlane	Director	November 7, 2006
/s/ Craig Macnab Craig Macnab	Director	November 7, 2006
/s/ Scott D. Roulston Scott D. Roulston	Director	November 7, 2006

/s/ Barry A. Sholem Barry A. Sholem	Director	November 7, 2006
/s/ William B. Summers, Jr. William B. Summers, Jr.	Director	November 7, 2006